Exhibit 10.4

Execution Version

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”), dated as of June 28, 2021, is entered into by and among DFP Healthcare Acquisitions Corp., a Delaware corporation (“Acquiror”), TOI Parent Inc., a Delaware corporation (the “Company”), DFP Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and the persons set forth on Schedule I attached hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, Acquiror, Orion Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Acquiror (“First Merger Sub”), Orion Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Acquiror (“Second Merger Sub”) and the Company are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) (i) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger (Second Merger Sub, in its capacity as the surviving entity of the Second Merger, is sometimes referred to as the “Surviving Entity”);

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement;

WHEREAS, each Stockholder is the record and “beneficial owner” (as such term is used herein, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of, and has the sole right to vote or direct the voting of, such number of shares of Company Stock set forth on Schedule I hereto (together with any additional shares of Company Stock (or any Equity Securities convertible into or exercisable or exchangeable for Company Stock) in which such Stockholder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Securities”); and

WHEREAS, as a condition and inducement to the willingness of Acquiror and the Company to enter into the Merger Agreement, Acquiror, the Company, the Sponsor and the Stockholders are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Stockholders, Acquiror and the Company hereby agree as follows:

1.	Voting Agreement. Each Stockholder agrees that, as promptly as reasonably practicable (and in any event no later than 72 hours after the Registration Statement is declared effective by the SEC), such Stockholder shall duly execute and deliver to the Company and Acquiror one or more written consents (in form and substance reasonably satisfactory to Acquiror) evidencing the Company Stockholder Approval, under which such Stockholders shall irrevocably and unconditionally consent to the adoption of the Merger Agreement and the approval of the First Merger, the Conversion and the other transactions contemplated thereby. In addition to the foregoing, each Stockholder hereby unconditionally and irrevocably agrees that, at any other meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the stockholders or other securityholders of the Company, such Stockholder shall:

a.	when such meeting is held, appear at such meeting or otherwise cause the Covered Securities to be counted as present thereat for the purpose of establishing a quorum;

b.	vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Covered Securities owned as of the record date for such meeting (or the date that any written consent is executed by such Stockholder) in favor of (i) the approval and adoption of the Merger Agreement and approval of the Mergers and the other transactions contemplated by the Merger Agreement and (ii) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would reasonably be expected to result in the failure of the Mergers from being consummated and (iii) each of the proposals and any other matters necessary or reasonably requested by Acquiror for consummation of the Mergers and all other transactions contemplated by the Merger Agreement and (iv) in any other circumstances upon which a consent or other approval is required under the organizational documents of the Company or otherwise sought with respect to the Merger Agreement or the transactions contemplated thereby, to vote, consent or approve (or cause to be voted, consented or approved) all of such Stockholder’s Covered Securities held at such time in favor thereof; and

c.	vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Covered Securities against (i) any Acquisition Transaction or any other merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement and the transactions contemplated thereby) and (ii) any other action that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Mergers or any of the other transactions contemplated by the Merger Agreement, or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Stockholder contained in this Agreement.

2.	Irrevocable Proxy.

a.	Without limiting any other rights or remedies of Acquiror, each Stockholder hereby irrevocably appoints Acquiror or any individual designated by Acquiror as the Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Stockholder, to attend on behalf of the Stockholder any meeting of the holders of Company Stock or other Covered Securities with respect to the matters described in Section 1, to include the Covered Securities in any computation for purposes of establishing a quorum at any such meeting of the holders of Company Stock or other Covered Securities, to vote (or cause to be voted) the Covered Securities or consent (or withhold consent) with respect to any of the matters described in Section 1 in connection with any meeting of the holders of Company Stock or other Covered Securities or any action by written consent by the holders of Company Stock or other Covered Securities, in each case, in the event that the Stockholder fails to timely perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1.

b.	The proxy granted by each Stockholder pursuant to Section 2(a) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for Acquiror entering into the Merger Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by each Stockholder pursuant to Section 2(a) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by each Stockholder and shall revoke any and all prior proxies granted by each Stockholder with respect to the Covered Securities. The vote or consent of the proxyholder in accordance with Section 2(a) and with respect to the matters in Section 1 shall control in the event of any conflict between such vote or consent by the proxyholder of the Covered Securities and a vote or consent by each Stockholder of the Covered Securities (or any other Person with the power to vote the Covered Securities) with respect to the matters in Section 1. The proxyholder may not exercise the proxy granted pursuant to Section 2(a) on any matter except those provided in Section 1. For the avoidance of doubt, each Stockholder may vote the Covered Securities on all other matters, subject to, for the avoidance of doubt, the other applicable covenants, agreements and obligations set forth in this Agreement.

c.	Each Stockholder hereby (i) irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the transactions contemplated thereby, including the First Merger, that such Stockholder may have under applicable law (including Section 262 of the Delaware General Corporation Law or otherwise) and (ii) acknowledges and consents to, on behalf of itself, and each other holder of Company Preferred Stock and irrevocably and unconditionally waives any and all rights such Stockholder may have with respect to, the automatic conversion of all outstanding shares of Company Preferred Stock into shares of Company Common Stock, with such conversion to be in accordance with the terms of the Company’s Governing Documents and effective as of immediately prior to the First Effective Time.

d.	Each Stockholder hereby irrevocably waives, on behalf of themselves and each other holder of Company Preferred Stock, any right to any payments upon liquidation of the Company pursuant to the Company’s Governing Documents or any Contract.

3.	Other Covenants and Agreements.

a.	Each Stockholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, (i) the Stockholders’ Agreement of the Company, dated September 19, 2018 (as amended, supplemented, restated or otherwise modified from time to time (the “Stockholders’ Agreement”)) shall be automatically terminated in accordance with its terms and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the First Effective Time and (ii) upon such termination neither the Company nor any of its Affiliates (including from and after the First Effective Time, Acquiror and its Affiliates) shall have any further obligations or liabilities under the Stockholders’ Agreement. Without limiting the generality of the foregoing, each Stockholder hereby agrees to promptly execute and deliver all additional agreements, documents and instruments and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence.

b.	Each Stockholder hereby covenants and agrees that such Stockholder shall not (i) enter into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Securities that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Stockholder’s Covered Securities that is inconsistent with such Stockholder’s obligations pursuant to this Agreement or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

4.	Transfer of Equity Securities. Except as otherwise contemplated by the Merger Agreement or this Agreement, each Stockholder agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), create any Lien or pledge, dispose of or otherwise encumber any of the Covered Securities or otherwise agree to do any of the foregoing, (b) deposit any of the Covered Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking requiring the direct acquisition or sale, assignment, transfer or other disposition of any of the Covered Securities; provided, that, in the case of a stockholder that is an individual or trust, such stockholder may transfer or agree to transfer Covered Securities, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, or to a charitable organization, including a donor advised trust, and such transferee shall sign a joinder to this Agreement and agree to be bound by the terms hereof as if an original Stockholder party hereto.

5.	No Solicitation of Transactions. Each Stockholder agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the Merger Agreement or (b) participate in any discussions or negotiations regarding, or furnish to any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Transaction or other transaction in violation of the Merger Agreement. Each Stockholder shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person (other than with Acquiror, its stockholders and their respective affiliates and Representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Transaction.

6.	Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Acquiror as follows:

a.	Such Stockholder is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Securities, free and clear of Liens other than as created by this Agreement or such Stockholder’s organizational documents or the organizational documents of the Company (including, without limitation, for the purposes hereof, any agreement between or among stockholders of the Company). As of the date hereof, other than the Covered Securities, such Stockholder does not own beneficially or of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company) or any interest therein.

b.	Such Stockholder in each case except as provided in this Agreement, the Stockholders Agreement or the organizational documents of the Company, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Covered Securities, (ii) has not entered into any voting agreement or voting trust with respect to any of the Covered Securities that is inconsistent with the such Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Covered Securities that is inconsistent with the such Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

c.	If such Stockholder is not an individual, such Stockholder (i) is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and (ii) has all requisite limited liability company or other power and authority and has taken all limited liability company or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

d.	Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by such Stockholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Merger Agreement.

e.	The execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby or the Mergers and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the organizational or governing documents of such Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Stockholder pursuant to any contract binding upon such Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 1, under any applicable Law to which such Stockholder is subject or (iii) any change in the rights or obligations of any party under any contract legally binding upon such Stockholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Mergers or the other transactions contemplated by the Merger Agreement.

f.	As of the date of this Agreement, there is no Action, proceeding or investigation pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that questions the beneficial or record ownership of the Covered Securities, the validity of this Agreement or the performance by such Stockholder of its obligations under this Agreement.

g.	Each Stockholder understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Stockholder contained herein.

7.	Lock-up. Each Stockholder acknowledges and agrees that it shall be bound by and subject to the terms of Section 7.12 of the Amended and Restated Bylaws of Acquiror, the form of which is attached as Exhibit B to the Merger Agreement (the “Bylaws”) and which will be adopted and effective as of the Closing, including, for avoidance of doubt, the lock-up provisions contained in Section 7.12 of the Bylaws.

8.	Further Assurances. From time to time, at either Acquiror’s or the Company’s request and without further consideration, such Stockholder shall execute and deliver such additional instruments and documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

9.	Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the intended rights, privileges, duties and obligations hereunder shall be given full effect.

10.	Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by such Stockholder, Acquiror, the Company and the Sponsor.

11.	Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

12.	Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by FedEx or other nationally recognized overnight delivery service or (iii) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day) with no mail undeliverable or other rejection notice, addressed as follows:

(a)	if to Acquiror, to:

DFP Healthcare Acquisitions Corp.

345 Park Avenue South

New York, NY 10010

Attn: Chris Wolfe

E-mail: chris.wolfe@dfphealthcare.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 6th Avenue

New York, NY 10020

Attn:     Joel Rubinstein

Bryan J. Luchs

E-mail:  joel.rubinstein@whitecase.com

bryan.luchs@whitecase.com

(b)	If to the Company, to:

The Oncology Institute of Hope and Innovation

18000 Studebraker Rd. Suite 800

Cerritos, CA 90703

Attention: Brad Hively

E-mail: bradhively@theoncologyinstitute.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071

Attention:      Steven Stokdyk

    Brian Duff

E- mail:            Steven.Stokdyk@lw.com

    Brian.Duff@lw.com

(c)	if to the Sponsor, to:

DFP Sponsor LLC

780 3rd Avenue, 37th Floor

New York, NY 10017

Attn: Chris Wolfe

E-mail: chris.wolfe@dfphealthcare.com

with a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, IL 60661
Attn:     Mark D. Wood
             Brian Hecht
Email:    mark.wood@katten.com
             brian.hecht@katten.com

(d)	If to a Stockholder, to the address specified by such Stockholder in the signature page.

13.	No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Stockholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Stockholder shall remain vested in and belong to the Stockholder, and Acquiror shall have no authority to direct the Stockholder in the voting or disposition of any of the Stockholder’s Covered Shares, except as otherwise provided herein.

14.	Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

15.	No Third-Party Beneficiaries. Each Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror, the Company and the Sponsor in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as parties hereto.

16.	Governing Law and Venue. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal Laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, including its statute of limitations, without giving effect to any choice-of-law provisions that would compel the application of the substantive Laws or statute of limitations of any other jurisdiction.

17.	Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

18.	Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

19.	Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

20.	Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

21.	Termination. This Agreement shall terminate upon the earliest of (a) the Closing, (b) the termination of the Merger Agreement in accordance with its terms, and (c) the time this Agreement is terminated upon the mutual written agreement of Acquiror, the Company, the Sponsor and each Stockholder.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

DFP Healthcare AcquisitIons Corp.

By:	/s/ Christopher Wolfe

Name:	Christopher Wolfe

Title:	Chief Financial Officer

TOI PARENT, INC.

By:	/s/ Brad Hively

Name:	Brad Hively

Title:	Chief Executive Officer

DFP SPONSOR LLC

By:	/s/ Lawrence Atinsky

Name:	Lawrence Atinsky

Title:	Manager

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

STOCKHOLDERS:

TOI HC I, LLC

By:	/s/ Christopher W. Kersey

Name:	Christopher W. Kersey

Title:	Manager

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

STOCKHOLDERS:

M33 Growth I L.P.

By: M33 Growth I GP LLC

Its: General Partner

By:	/s/ Gabriel Ling

Name:	Gabriel Ling

Title:	Managing Director

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

STOCKHOLDERS:

TOI M, LLC

By:	/s/ Gabriel Ling

Name:	Gabriel Ling

Title:	Manager

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

STOCKHOLDERS:

ONCOLOGYCARE PARTNERS, LLC

By:	/s/ Ravi Sarin

Name:	Ravi Sarin

Title:	Manager

[Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

STOCKHOLDERS:

JIMMY HOLDINGS, INC.

By:	/s/ Richy Agajanian, M.D

Name:	Richy Agajanian

Title:	President, Chief Executive Officer and Secretary

[Signature Page to Company Support Agreement]

SCHEDULE I

Name of Stockholder	Company Common Stock	Company Preferred Stock	Company Options
M33 Growth I L.P.	__	3,001	__
TOI M, LLC	__	340	__
TOI HC I, LLC	__	3,430	__
Oncology Care Partners, LLC	__	900	__
Jimmy Holdings, Inc.	__	2,107	__
NIM Family Trust	__	111	__

Schedule I